Exhibit 99.1

InfoSpace Announces Second Quarter 2003 Results

Revenue Increases 15% Year Over Year

BELLEVUE, Wash. (July 30, 2003)—InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the second quarter ended June 30, 2003.

Revenues for the second quarter of 2003 were $38.3 million, reflecting a $5.1 million (or 15.2%) increase over the second quarter of 2002. In accordance with Generally Accepted Accounting Principles (GAAP), net loss for the second quarter of 2003 was $15.0 million, or $0.48 per basic share, versus a net loss of $13.7 million, or $0.45 per basic share in the second quarter of 2002.

In the second quarter of 2003, the Company recorded net charges of $18.3 million. The Company recorded a restructuring charge of $10.5 million, comprised of employee separation costs of $4.0 million and a charge of $6.5 million related to excess facilities. In addition, the Company recorded a charge of $12.6 million as a result of the disposition and impairment of certain equity investments, and recognized a $4.7 million gain from a litigation settlement and other items. For the second quarter of 2002, the Company recorded a net charge of $0.8 million for the settlement of a litigation matter and a reserve on a note receivable.

Cash, cash equivalents, and marketable investments at the end of the second quarter of 2003 totaled $301.1 million, reflecting an increase of $13.2 million from the first quarter of 2003. The Company had no debt obligations at the end of the quarter.

“During the quarter we reorganized the company to sharpen our business focus and further align costs with revenues,” said Jim Voelker, chairman and chief executive officer of InfoSpace, Inc. “Each of our three businesses contributed to another quarter of positive free cash-flow.”

Segment Information

During the second quarter of 2003, the Company reorganized around three businesses: Search and Directory, Payment Solutions and Wireless. As announced last quarter, services falling outside of these areas are in the process of being sold or disposed. As a result of this reorganization, the Company has changed its segment reporting to better reflect how it measures the operating performance of the segments.

•    Search and Directory revenues were $21.4 million in the second quarter of 2003, an increase of $5.2 million or 31.8% from the second quarter of 2002. The revenue increase is primarily due to growth in the number of paid searches and greater revenue per search. Total paid searches during the quarter, including both Search and Directory, were approximately 136 million, generating average revenue per paid search of approximately $0.13. Search and Directory segment income was $11.8 million or 54.9% of revenues for the second quarter of 2003.

•    Payment Solutions revenues were $6.6 million in the second quarter of 2003, an increase of $1.5 million or 27.9% from the second quarter of 2002. The revenue increase is due to growth in the number of merchants using the Authorize.Net service and an increase in the number of transactions. At the end of the second quarter, approximately 83,000 active gateway merchants were using the Authorize.Net service, generating an average of approximately $23.40 in monthly revenue per active merchant. Payment Solutions segment income totaled $1.3 million or 19.5% of revenues for the second quarter of 2003.

•    Wireless revenues were $6.9 million in the second quarter of 2003, a decrease of $0.6 million or 8.3% from the second quarter of 2002. The decrease in revenue is primarily a result of the previously reported loss of a major customer in 2002. Wireless segment income totaled $2.0 million or 29.7% of revenues for the second quarter of 2003.

For each segment, the historical financial results for the first quarter of 2002 through the first quarter of 2003 are presented in a manner consistent with the Company’s new reporting segments, which required the Company to allocate historical costs to each segment based on the manner in which the Company currently operates. The revised financial information for the new segments was based on management’s estimates and assumptions for comparative purposes, is not indicative of how the Company managed its business or operated the segments in the past, and is different than the segment results previously presented. Segment income for each reportable operating segment does not include allocations for general, administrative and other overhead costs, depreciation and amortization expense, restructuring and other charges and non-operating gains or losses.

Outlook

As a result of the sale or disposition of certain non-core services, pricing declines in the wireless segment and seasonality in Internet usage during the summer months, the Company expects a sequential decline in revenue. For the third quarter of 2003, the Company expects revenue to be between $32 million and $34 million and a net loss excluding any one-time gains or losses. The Company will not be providing additional forward-looking guidance for 2003.

A conference call will be Webcast live today at 2 p.m. Pacific Time/5 p.m. Eastern and can be accessed in the Investor Relations section of the InfoSpace corporate Web site at www.infospaceinc.com. A replay of the call will be available approximately one hour after the call until August 7, 2003 at 10 p.m. Pacific Time.

All information in this release is as of July 30, 2003. InfoSpace undertakes no duty to update any forward-looking statements to actual results or changes in the Company’s expectations.

About InfoSpace, Inc.

InfoSpace, Inc. (NASDAQ: INSP) provides wireless and Internet software and application services. The company develops software technologies that enable customers to efficiently offer a broad array of network-based services under their own brand to any device. InfoSpace corporate information can be found at www.infospaceinc.com.

CONTACT:

Adam Whinston

Sr. Manager—Public Relations

(425) 201-8946

adam.whinston@infospace.com

This release contains forward-looking statements relating to the development of InfoSpace, Inc.’s products and services and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements include without limitation statements regarding the expected results of the Company’s strategic plan, the timing and success of the plan to exit non-strategic businesses, expected seasonality in Internet usage and continued pricing pressure in the wireless segment, and the expected revenue in the third quarter of 2003. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include the progress and costs of the development of our products and services, the timing and extent of market acceptance of those products and services and the successful execution of the Company’s reorganization of its business units. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, in the section entitled “Factors Affecting Our Operating Results, Business Prospects and Market Price of Stock.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

# # #

InfoSpace, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$38,334	$33,266	$74,934	$66,410
Operating expenses:
Cost of revenues	7,394	9,721	15,558	19,384
Product development	5,513	9,516	12,795	18,943
Sales, general and administrative	21,777	22,691	40,065	49,787
Amortization of other intangible assets	1,623	5,750	3,245	11,664
Other (A)	(149	849	3,807	799
Restructuring charges (B)	10,463	—	10,630	—

Total operating expenses	46,621	48,527	86,100	100,577

Loss from operations	(8,287)	(15,261)	(11,166)	(34,167)
Loss on equity investments (C)	(12,427)	(345)	(12,014)	(17,256)
Other income, net (D)	5,659	1,981	6,888	4,059

Loss before income tax expense and cumulative effect of change in accounting principle	(15,055)	(13,625)	(16,292)	(47,364)
Income tax benefit (expense)	63	(96)	(7)	(240)

Loss before cumulative effect of change in accounting principle	(14,992)	(13,721)	(16,299)	(47,604)
Cumulative effect of change in accounting principle	—	—	—	(206,619)

Net loss	$(14,992)	$(13,721)	$(16,299)	$(254,223)

Basic and diluted net loss per share (E)	$(0.48)	$(0.45)	$(0.52)	$(8.32)
Shares used in computing basic and diluted net loss per share (E)	31,153	30,627	31,067	30,572

(A)	During the second quarter of 2003, the Company recorded a gain of $0.1 million on the sale of one of its non-core services. During the first quarter of 2003, the Company reached a settlement agreement with the Internal Revenue Service regarding the audit of its payroll tax returns for the year 2000. The audit included a review of tax withholding on stock options exercised by certain former employees. Pursuant to the settlement agreement, the Company expects to pay $4.0 million, including penalties and interest, which is reflected in the results for the six months ended June 30, 2003, and is relieved of any further withholding tax liability with respect to those certain former employees.

(B)	During the second quarter of 2003, the Company recorded a restructuring charge of $10.5 million, which included employee separation costs of $4.0 million and a charge of $6.5 million related to excess facilities.

(C)	During the second quarter of 2003, the Company recorded a net charge of $12.4 million, which primarily consists of a $12.6 million charge to write down the carrying value and disposition of certain equity investments. Additionally, during the first quarter of 2003, the Company recognized a gain of $0.4 million related to the disposition of certain equity investments.

(D)	During the second quarter of 2003, the Company recognized a $4.7 million gain from a litigation settlement and other items.

(E)	Effective September 13, 2002, the Company's shareholders approved a one-for-ten reverse stock split of all outstanding shares of common stock, as recommended and approved by the Company's Board of Directors. Accordingly, InfoSpace shareholders received one share of the Company's common stock for each ten shares of common stock held as of the effective date of the reverse split. This split is retroactively applied to prior year share data for calculation of earnings per share.

InfoSpace, Inc.

Consolidated Balance Sheets

(Amounts in thousands)

	June 30, 2003	December 31, 2002
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$134,125	$136,672
Short-term investments, available-for-sale	166,915	138,895
Marketable securities	1,216	—
Accounts receivable, net	21,919	21,027
Notes and other receivables, net	7,460	6,442
Payroll tax receivable	13,214	13,214
Prepaid expenses and other current assets	4,344	2,921

Total current assets	349,193	319,171

Long-term investments, available-for-sale	105	651
Property and equipment, net	18,488	26,252
Other long-term assets	637	659
Other investments	1,484	25,836
Goodwill	97,899	97,844
Other intangible assets, net	7,738	10,983

Total assets	$475,544	$481,396

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,846	$4,688
Funds due to merchants	3,857	2,516
Accrued expenses and other current liabilities	23,669	15,570
Deferred revenue	9,433	9,169

Total current liabilities	40,805	31,943

Long-term liabilities:
Long-term deferred revenue	1,243	1,317

Total liabilities	42,048	33,260

Stockholders’ equity:
Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	1,704,976	1,704,123
Accumulated deficit	(1,272,274)	(1,255,975)
Deferred expense—warrants	—	(39)
Unearned compensation—restricted stock	(53)	(543)
Accumulated other comprehensive income	844	567

Total stockholders’ equity	433,496	448,136

Total liabilities and stockholders’ equity	$475,544	$481,396

Summary of cash and marketable investments:
Cash and cash equivalents	$134,125	$136,672
Short-term investments, available-for-sale	166,915	138,895
Long-term investments, available-for-sale	105	651

Total cash and marketable investments	$301,145	$276,218

InfoSpace, Inc.

Consolidated Statements of Cash Flows

(Amounts in thousands)

	Six Months Ended June 30,
	2003	2002
	(unaudited)	(unaudited)
Operating Activities:
Net loss	$(16,299)	$(254,223)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	10,423	21,635
Warrant and stock-related revenue	(135)	(1,393)
Warrant and stock-based compensation expense	305	5,314
Bad debt (recovery) expense	(74)	(251)
Loss on equity investments	12,014	17,256
Other	(46)	—
Loss on disposal of assets	278	314
Gain on sale of non-core services	(113)	—
Asset impairment restructuring charges	2,059	—
Cumulative effect of change in accounting principle	—	206,619
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(897)	(10,521)
Notes and other receivables	(972)	1,464
Prepaid expenses and other current assets	(1,423)	318
Other long-term assets	22	486
Accounts payable	(842)	(3,033)
Funds due to merchants	1,341	1,153
Accrued expenses and other current liabilities	8,926	(5,085)
Deferred revenue	325	(2,142)

Net cash provided (used) by operating activities	14,892	(22,089)

Investing Activities:
Business acquisitions	(270)	(2,512)
Purchase of intangible assets	(55)	(100)
Purchases of property and equipment	(1,690)	(3,986)
Proceeds from the sale of non-core services	220	—
Proceeds from the sale of equity investments	11,131	—
Short-term investments, net	(28,398)	(38,742)
Long-term investments, net	546	42,981

Net cash provided (used) by investing activities	(18,516)	(2,359)

Financing Activities:
Proceeds from exercise of options	603	61
Proceeds from issuance of stock through employee stock purchase plan	474	549

Net cash provided by financing activities	1,077	610

Net increase (decrease) in cash and cash equivalents	(2,547)	(23,838)
Cash and cash equivalents:
Beginning of period	136,672	118,561

End of period	$134,125	$94,723

Supplemental disclosure of non-cash activities:
Non-cash activities resulting from purchase transactions:
Common stock issued	$—	$1,895
Net assets (liabilities) acquired (assumed)	—	1,910

InfoSpace, Inc

Segment Information

(Amounts in thousands)

	Three Months Ended March 31, 2003	Three Months Ended June 30, 2003	Six Months Ended June 30, 2003
Search & Directory
Revenue	$20,354	$21,421	$41,775
Operating expense	8,181	9,664	17,845

Segment income	12,173	11,757	23,930

Payment Solutions
Revenue	6,317	6,647	12,964
Operating expense	5,061	5,349	10,411

Segment income	1,255	1,298	2,553

Wireless
Revenue	6,116	6,856	12,973
Operating expense	5,482	4,820	10,302

Segment income	635	2,036	2,671

Non-Core Services
Revenue	3,814	3,409	7,223
Operating expense	2,294	1,687	3,981

Income	1,520	1,722	3,241

Total
Total segment revenue	36,600	38,334	74,934
Total segment operating expense	21,018	21,521	42,539

Total segment income	15,582	16,813	32,395

Corporate
Operating expense	9,116	9,585	18,701
Depreciation	3,600	3,577	7,178
Amortization of other intangible assets	1,622	1,622	3,245
Restructuring charges	167	10,463	10,630
Other	3,956	(149)	3,807
Loss on investments, net	(413)	12,426	12,014
Other income, net	(1,229)	(5,659)	(6,888)
Income tax expense	70	(62)	7

	(16,889)	(31,804)	(48,693)

Total Consolidated Net Loss	$(1,307)	$(14,992)	$(16,299)

	Three Months Ended March 31, 2002	Three Months Ended June 30, 2002	Three Months Ended September 30, 2002	Three Months Ended December 31, 2002	Year Ended December 31, 2002
Search & Directory
Revenue	$17,206	$16,253	$15,901	$19,175	$68,535
Operating expense	8,983	8,564	6,468	7,860	31,875

Segment income	8,222	7,689	9,433	11,315	36,659

Payment Solutions
Revenue	4,745	5,197	5,340	5,888	21,170
Operating expense	4,602	4,807	4,719	5,276	19,404

Segment income	144	390	620	612	1,766

Wireless
Revenue	6,580	7,473	8,501	6,652	29,207
Operating expense	9,716	8,638	6,861	6,211	31,426

Segment income (loss)	(3,136)	(1,165)	1,640	442	(2,219)

Non-Core Services
Revenue	4,614	4,343	3,829	4,446	17,231
Operating expense	2,311	2,389	1,753	2,309	8,761

Income	2,303	1,955	2,075	2,137	8,470

Total
Total segment revenue	33,144	33,266	33,570	36,161	136,142
Total segment operating expense	25,612	24,398	19,802	21,656	91,467

Total segment income	7,532	8,869	13,769	14,506	44,675

Corporate
Operating expense	15,745	12,393	12,132	10,776	51,047
Depreciation	4,830	5,137	4,661	4,436	19,065
Impairment of goodwill and other intangible assets	—	—	15,474	60,911	76,385
Amortization of other intangible assets	5,914	5,750	3,120	2,091	16,875
Restructuring charges	—	—	1,056	758	1,814
Other	(50)	849	22	3,346	4,167
Loss on investments, net	16,911	345	5,532	(1,848)	20,940
Other income, net	(2,078)	(1,981)	(1,705)	(1,652)	(7,416)
Income tax expense	144	96	93	97	430
Cumulative effect of changes in accounting principle	206,619	—	—	—	206,619

	(248,034)	(22,590)	(40,386)	(78,916)	(389,925)

Total Consolidated Net Loss	$(240,502)	$(13,721)	$(26,617)	$(64,410)	$(345,250)

During the second quarter of 2003, the Company narrowed its focus to three core businesses: Search and Directory, Payment Solutions, and Wireless. Businesses outside of these areas are in the process of being sold or disposed. As a result of the reorganization the Company has changed its segment reporting to better reflect how it measures the operating performance of its segments. For each segment, the historical financial results for the first quarter of 2002 through the first quarter of 2003 are presented in a manner consistent with the Company’s new reporting segments, which required the Company to allocate historical costs by each segment based on the manner in which the Company currently operates. The revised financial information for the new segments was based on management’s estimates and assumptions for comparative purposes, is not indicative of how the Company managed its business or operated the segments in the past, and are different than the segment results previously presented. Segment income for each reportable operating segment does not include allocations for general, administrative and other overhead costs, depreciation and amortization expense, restructuring and other charges and other non-operating gains or losses.